Exhibit 99.1

Leslie’s, Inc. Announces Third Quarter Fiscal 2025 Financial Results

PHOENIX – August 6, 2025 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the third quarter of fiscal 2025.

“As we announced last month in our preliminary financial results, our results were below expectations in the fiscal third quarter. Against a challenging backdrop in what is normally our peak selling season of the year, we faced significant headwinds from weather in addition to competitive pricing dynamics that were magnified in a compressed demand period,” said Jason McDonell, Leslie’s chief executive officer. “Our team worked diligently to mitigate costs amongst the challenging sales backdrop in the quarter, including reducing labor hours to better align with the softer demand and reduced traffic in our stores. In addition, with a commitment to accelerate key initiatives to drive improved profitability, we brought on additional resources in the quarter to help provide expert support to identify and accelerate the execution of our strategic priorities.

Mr. McDonell continued, “Further, our team continues the strategic and operational review to help stabilize and position us for long-term growth. The team is working diligently to deliver meaningful progress and we look forward to sharing additional information on the work that is underway. We recognize the urgency with which we must drive change and improve our trajectory to drive sustainable value for all stockholders.”

Fiscal Third Quarter Ended June 28, 2025 Results

•
Sales were $500.3 million, a decrease of 12.2% compared to $569.6 million in the prior year period. Comparable sales decreased 12.4%. Non-comparable sales from new stores contributed $1.2 million in the quarter.
•
Gross profit was $197.9 million, a decrease of 13.5% compared to $228.8 million in the prior year period. Gross margin was 39.6% compared to 40.2% in the prior year period.
•
Selling, general and administrative expenses (“SG&A”) were $129.6 million compared to $131.1 million in the prior year period.
•
Operating income was $68.3 million compared to $97.7 million in the prior year period.
•
Interest expense was $15.8 million compared to $18.2 million in the prior year period.
•
Net income was $21.7 million compared to $60.7 million in the prior year period.
•
Adjusted net income was $37.9 million compared to $63.3 million in the prior year period.
•
Diluted earnings per share was $0.12 compared to $0.33 in the prior year period. Adjusted diluted earnings per share was $0.20 compared to $0.34 in the prior year period.
•
Adjusted EBITDA was $81.6 million compared to $109.5 million in the prior year period.
•
Cash and cash equivalents totaled $42.7 million as of June 28, 2025, a decrease of $31.8 million, compared to $74.4 million as of June 29, 2024.
•
Inventories totaled $273.2 million as of June 28, 2025, a decrease of $29.0 million or 9.6%, compared to $302.2 million as of June 29, 2024.
•
Net cash used in operating activities totaled $(39.4) million in the nine months ended June 28, 2025 compared to net cash provided by operating activities of $60.4 million in the nine months ended June 29, 2024.

•
Capital expenditures totaled $19.1 million in the nine months ended June 28, 2025 compared to $34.3 million in the nine months ended June 29, 2024.

Updated Full Year Fiscal 2025 Expectations

“As a reminder, we began 2025 with $109 million of cash on hand. During the nine months ended June 28, 2025 we repaid approximately $27 million on our Term Loan,” said Tony Iskander, Leslie’s interim chief financial officer and treasurer. “Through the utilization of cash on hand, combined with additional cash generated from operations during our fourth quarter, we believe we have sufficient coverage for our liability obligations.”

Sales	$1,210 million to $1,235 million
Net Loss	$57 million to $65 million
Adjusted net loss	$31 million to $39 million
Adjusted EBITDA	$50 million to $60 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

The company will host a conference call at 5:00 p.m. Eastern time on August 6, 2025 to discuss the financial results for the fiscal third quarter 2025 as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, change in valuation allowance for deferred taxes, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, dispositions, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,”

“will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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our expectations regarding our cash resources and cash generation from normal operations;
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supply disruptions or increased costs, including as a result of trade policies;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, inflationary pressures and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to regain and maintain compliance with Nasdaq listing standards;
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our ability to implement the proposed reverse stock split in a timely manner, if at all, and the anticipated effects of the proposed reverse stock split on the price of shares of our common stock;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 28, 2024, in Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Elisabeth Eisleben

Senior Vice President, Investor & Public Relations

Leslie’s, Inc.

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$500,347	$569,638	$852,709	$932,262
Cost of merchandise and services sold	302,457	340,798	563,156	598,686
Gross profit	197,890	228,840	289,553	333,576
Selling, general and administrative expenses	129,572	131,145	309,313	302,879
Operating income (loss)	68,318	97,695	(19,760)	30,697
Interest expense	15,764	18,156	47,425	53,380
Net income (loss) before taxes	52,554	79,539	(67,185)	(22,683)
Income tax expense (benefit)	30,824	18,889	6,969	(9,227)
Net income (loss)	$21,730	$60,650	$(74,154)	$(13,456)
Earnings (loss) per share:
Basic	$0.12	$0.33	$(0.40)	$(0.07)
Diluted	$0.12	$0.33	$(0.40)	$(0.07)
Weighted average shares outstanding:
Basic	185,490	184,834	185,256	184,614
Diluted	185,490	184,861	185,256	184,614

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$81,570	$109,469	$16,193	$65,771
Adjusted net income (loss)	$37,937	$63,297	$(49,877)	$(5,465)
Adjusted diluted earnings per share	$0.20	$0.34	$(0.27)	$(0.03)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	June 28, 2025	September 28, 2024	June 29, 2024
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$42,684	$108,505	$74,438
Accounts and other receivables, net	34,794	45,467	45,817
Inventories	273,192	234,283	302,209
Prepaid expenses and other current assets	34,460	34,179	34,545
Total current assets	385,130	422,434	457,009
Property and equipment, net	94,143	98,447	94,135
Operating lease right-of-use assets	260,925	270,488	282,556
Goodwill and other intangibles, net	212,407	215,127	216,041
Deferred tax assets	-	4,168	15,409
Other assets	36,888	39,661	40,038
Total assets	$989,493	$1,050,325	$1,105,188
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$91,587	$67,622	$108,935
Accrued expenses and other current liabilities	104,629	106,713	107,208
Operating lease liabilities	65,755	63,357	61,638
Income taxes payable	-	1,127	-
Current portion of long-term debt	-	8,100	8,100
Total current liabilities	261,971	246,919	285,881
Deferred tax liabilities	1,549	-	-
Operating lease liabilities, noncurrent	197,375	209,067	216,756
Revolving credit facility	20,000	-	-
Long-term debt, net	751,547	769,065	768,598
Other long-term liabilities	3,218	2,423	2,110
Total liabilities	1,235,660	1,227,474	1,273,345
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 185,578,489, 184,969,296, and 184,912,804 issued and outstanding as of June 28, 2025, September 28, 2024, and June 29, 2024.	186	185	185
Additional paid-in capital	112,006	106,871	105,940
Retained deficit	(358,359)	(284,205)	(274,282)
Total stockholders’ deficit	(246,167)	(177,149)	(168,157)
Total liabilities and stockholders’ deficit	$989,493	$1,050,325	$1,105,188

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Nine Months Ended
	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(74,154)	$(13,456)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	25,080	24,420
Equity-based compensation	5,194	7,629
Amortization of deferred financing costs and debt discounts	1,619	1,647
Provision for credit losses	574	1,007
Deferred income taxes	5,717	(7,811)
Loss on asset dispositions	1,044	52
Changes in operating assets and liabilities:
Accounts and other receivables	10,099	(17,428)
Inventories	(38,909)	9,628
Prepaid expenses and other current assets	(281)	(10,912)
Other assets	2,561	6,561
Accounts payable	23,965	50,379
Accrued expenses and other current liabilities	(1,049)	14,428
Income taxes payable	(1,127)	(5,782)
Operating lease assets and liabilities, net	269	48
Net cash (used in) provided by operating activities	(39,398)	60,410
Investing Activities
Purchases of property and equipment	(19,064)	(34,324)
Proceeds from asset dispositions	117	77
Net cash used in investing activities	(18,947)	(34,247)
Financing Activities
Borrowings on revolving credit facility	159,500	140,500
Payments on revolving credit facility	(139,500)	(140,500)
Repayment of long-term debt	(27,025)	(6,075)
Payments on finance leases	(392)	-
Payment of deferred financing costs	-	(101)
Payments of employee tax withholdings related to restricted stock vesting	(59)	(969)
Net cash used in financing activities	(7,476)	(7,145)
Net (decrease) increase in cash and cash equivalents	(65,821)	19,018
Cash and cash equivalents, beginning of period	108,505	55,420
Cash and cash equivalents, end of period	$42,684	$74,438
Supplemental Information:
Cash paid for interest	46,462	51,762
Cash paid for income taxes, net of refunds received	3,556	6,702

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$21,730	$60,650	$(74,154)	$(13,456)
Interest expense	15,764	18,156	47,425	53,380
Income tax expense (benefit)	30,824	18,889	6,969	(9,227)
Depreciation and amortization expense(1)	8,572	8,246	25,080	24,419
Equity-based compensation expense(2)	1,581	2,246	5,242	7,683
Strategic project costs(3)	1,056	395	1,836	1,058
Executive transition costs and other(4)	2,043	887	3,795	1,914
Adjusted EBITDA	$81,570	$109,469	$16,193	$65,771

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$21,730	$60,650	$(74,154)	$(13,456)
Equity-based compensation expense(2)	1,581	2,246	5,242	7,683
Strategic project costs(3)	1,056	395	1,836	1,058
Executive transition costs and other(4)	2,043	887	3,795	1,914
Change in valuation allowance(5)	16,930	—	21,496	—
Tax effects of these adjustments(6)	(5,403)	(881)	(8,092)	(2,664)
Adjusted net income (loss)	$37,937	$63,297	$(49,877)	$(5,465)

Diluted earnings per share	$0.12	$0.33	$(0.40)	$(0.07)
Adjusted diluted earnings per share	$0.20	$0.34	$(0.27)	$(0.03)
Weighted average shares outstanding
Basic	185,490	184,834	185,256	184,614
Diluted	185,490	184,861	185,256	184,614

(1)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and selling, general and administrative in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents non-cash change in valuation allowance for deferred taxes. This item is reported in income tax (expense) benefit in our condensed consolidated statements of operations.
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.